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                                   EXHIBIT 1.7

                                  BY-LAW NO. 1

                       A by-law relating generally to the
                   transaction of the business and affairs of
                           API ELECTRONICS GROUP INC.
                        (herein called the "Corporation")

                                    CONTENTS

One      Interpretation
Two      Directors
Three    Committees
Four     Officers
Five     Protection of Directors, Officers and Others
Six      Meetings of Shareholders
Seven    Securities
Eight    Dividends and Rights
Nine     Notices
Ten      Borrowing Powers of the Directors
Eleven   Business of the Corporation
Twelve   Effective Date

            BE IT ENACTED as a by-law of the Corporation as follows:

                                   ARTICLE 1
                                 INTERPRETATION

     1.1  Definitions. In this by-law, unless the context otherwise requires:

          (a) Act" means the Business Corporations Act, and includes the regulations made pursuant thereto, and every other act or statute incorporated therewith or amending the same, or any act or statute substituted therefor, and in the case of such substitution the reference in the by-laws of the Corporation to non-existing acts or statutes shall be read as referring to the substituted provisions in the new act or statute;

          (b) "board" means the board of directors of the Corporation;

          (c) words and expressions defined in the Act shall have the applicable definitions when used herein; and

          (d) in all by-laws of the Corporation where the context so requires or permits, the singular shall include the plural and the plural shall include the singular. The word "person" shall include firms and corporations, and the masculine gender shall include the feminine and neuter genders.

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                                    ARTICLE 2
                                    DIRECTORS

     2.1 Powers. Subject to any unanimous shareholder agreement, the board shall manage or supervise the management of the affairs and business of the Corporation. So long as a quorum of directors remains in office no vacancy or vacancies in the board shall affect the power of the continuing directors to act.

     2.2 Number and Quorum. The board of directors shall consist of such number of persons as are from time to time determined by the Act. The board of directors shall determine the quorum, provided in no event shall a quorum be less than 2/5 of the number of directors or minimum number of directors, as the case may be, subject to the limitations contained in the Act including the limitation that, if the Corporation has fewer than three (3) directors, the quorum shall consist of all directors. However, for a meeting of directors to be validly constituted, a majority of directors present must be resident Canadians as defined by the Act (unless the Corporation has only one or two directors, in which case that director or only one of the two directors need be resident Canadians); provided if a resident Canadian director who is unable to be present at the meeting approves the business transacted thereat and such director together with those resident Canadian directors present at the meeting would have constituted the required number of resident Canadian directors to be present, such meeting shall be validly constituted.

     2.3 Qualification. No person shall be qualified for election as a director if he: (I) is less than eighteen years of age; (ii) is of unsound mind and has been so found by a court in Canada or elsewhere; (iii) is not an individual; or
(iv) has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians provided that if the number of directors is only one or two, that director or only one of the two directors need be a resident Canadian.

     2.4 Election and Term of Office. Unless the Articles otherwise provide, the directors shall be elected yearly at the annual meeting of the shareholders and shall hold office until the annual meeting next following. The whole board shall be elected at each annual meeting and all the directors then in office shall retire, but, if qualified, shall be eligible for re-election. The election may be by a show of hands or by resolution of the shareholders unless a ballot be demanded by any shareholder. If after nomination there is no contest for election, the persons nominated may be elected by declaration of the chairman to that effect. If an election of directors is not held at the proper time, the directors then in office shall continue in office until their successors are elected or appointed.

     2.5 Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected at any meeting of shareholders. In the absence of a quorum of the board, or if the vacancy has arisen from the failure of the shareholders to elect the number of directors required by the Articles, or if the vacancy has resulted from an increase in the number of directors or in the maximum number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such a meeting or if there are no such

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directors, then in office, any shareholder may call such meeting. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

     2.6 Vacation of Office. A director ceases to hold office when: (I) he dies;
(ii) he is removed from office by the shareholders; (iii) he ceases to be qualified for election as a director; or (iv) his written resignation is received by the Corporation provided if a time subsequent to its date of receipt by the Corporation is specified in such written resignation the resignation shall become effective at the time so specified. No director named in the Articles shall be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

     2.7 Removal of Directors. Subject to the provisions of the Act, the shareholders may by resolution passed at an annual or special meeting remove any director before the expiration of his term of office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors pursuant to Section 2.5 of this By-law.

     2.8 Canadian Majority. The board shall not transact business at a meeting unless a majority of the directors are resident Canadians as defined by the Act, (unless the Corporation has only one or two directors, in which case that director or only one of the two directors need be resident Canadians), except where:

          (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business to be transacted at the meeting; and

          (b) a majority of resident Canadians would have been present had that director been present at the meeting.

     2.9 Place of Meetings. Meetings of the board may be held at any place within or outside Ontario. The board need not hold any meetings within Canada.

     2.10 Calling of Meetings. Meetings of the board may be held at any time without formal notice being given if all the directors are present, or if a quorum is present and those directors who are absent signify their consent to the holding of the meeting in their absence. Any resolution passed, or proceeding had, or action taken at such meeting shall be as valid and effectual as if it had been passed at or had been taken at a meeting duly called and constituted.

          Subject to the Act, no notice of a meeting of the board shall be necessary if the meeting is the first meeting of the board held immediately following a meeting of shareholders at which such board was elected or if the meeting of the board is a meeting which follows immediately upon a meeting of shareholders at which a director was appointed to fill a vacancy on the board, provided at any such meeting of the board a quorum of directors is present.

     2.11 Notice of Meeting. The Chairman, the President or a Vice-President who is a director or any two directors may at any time by notice call a meeting of the board. Such notice shall be given in the manner provided in Section 9.1 to each director not less than forty-eight (48) hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the

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Act requires such purpose or business to be specified. A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the board. Attendance of a director at such a meeting is a waiver of notice of meeting except where the attendance is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

     2.12 Adjourned Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting or the adjourned meeting preceding the applicable adjourned meeting, if the original meeting is adjourned on more than one occasion.

     2.13 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

     2.14 Absent Directors. Any director of the Corporation may file with the Secretary of the Corporation a written waiver of notice of any meetings of the directors and may at any time withdraw such waiver, and until such waiver is withdrawn, no notice of meetings of directors need be sent to such director, and any and all meetings of the directors of the Corporation shall (provided a quorum is present) be validly constituted notwithstanding that notice shall not have been given to such director.

     2.15 Chairman. Subject to Section 4.8 hereof, the chairman of any meeting of the board shall be the President and, in his absence, a director who is a Vice-President present at the meeting. If no such officer is present, the directors present shall choose one of their number to be chairman.

     2.16 Voting at Meetings. Questions arising at any meeting of directors shall be decided by a majority of votes. In the case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote.

     2.17 Resolution in Writing. A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, is as valid as if it had been passed at a meeting of directors or a committee of directors.

     2.18 Meetings by Telephone. If all the directors present at or participating in a meeting consent, a meeting of the board or of a committee of the board may be held by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

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     2.19 Interest of Directors and Officers in Contracts. Provided the
applicable director or officer shall have complied with the applicable requirements of the Act in respect of disclosure of interest and otherwise, no director or officer shall be disqualified by his office from contracting with the Corporation nor shall any contract or arrangement entered into by or on behalf of the Corporation with any director or officer or in which any director or officer is in any way interested be liable to be voided nor shall any director or officer so contracting or being so interested be liable to account to the Corporation for any profit realized by any such contract or arrangement by reason of such director's or officer's holding that office or of the fiduciary relationship thereby established.

                                    ARTICLE 3
                                   COMMITTEES

     3.1 Managing Director and Committee of Directors. The board may in its discretion appoint a managing director and such committees of the board as it deems appropriate, and delegate to such managing director and committees any of the powers of the board except those which the board is prohibited by the Act from delegating. A majority of the members of each such committee shall be resident Canadians. The managing director shall be a resident Canadian.

     3.2 Transaction of Business. The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place within or outside Ontario.

     3.3 Procedure. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                                    ARTICLE 4
                                    OFFICERS

     4.1 Appointment. Subject to the Act, this by-law and any other applicable by-laws of the Corporation and any unanimous shareholder agreement:

          (a) the directors may designate the offices of the Corporation, appoint officers, specify their duties and delegate to them powers to manage the business and affairs of the Corporation;

          (b) a director may be appointed to any office of the Corporation; and

          (c) two or more offices of the Corporation may be held by the same person.

     4.2 The President. The President shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall be charged with the general supervision of the business and affairs of the Corporation. He shall be ex officio a member of all standing committees and, if no chairman of the board has been appointed, or if appointed is not

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present, chairman of all meetings of shareholders and of all meetings of directors of the Corporation, if a director. Except when the board of directors has appointed a General Manager, the President shall also have the powers and be charged with the duties of that office. He shall perform all duties incident to his office and shall have such other powers and duties as may from time to time be assigned to him by the board of directors.

     4.3 Vice-President. During the absence or disability of the President his duties may be performed and his powers may be exercised by the Vice-President, or if there are more than one, by the Vice-Presidents in order of seniority (as determined by the board), save that no Vice-President shall preside at a meeting of the board or at a meeting of shareholders who is not qualified to attend the meeting as a director or shareholder, as the case may be. If a Vice-President exercises any such duty or power, the absence or disability of the President shall be presumed with reference thereto. A Vice-President shall also perform such duties and exercise such powers as the President may from time to time delegate to him or the board may prescribe.

     4.4 Secretary. The Secretary shall give, or cause to be given, all notices required to be given to shareholders, directors, auditors and members of committees provided that the validity of any notice shall not be affected by reason only of the fact that it is sent by some person other than the Secretary. He shall attend all meetings of the directors and of the shareholders and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings. He shall, subject to any specific appointment to the contrary, be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation, if any, and of all books, papers, records, documents and other instruments belonging to the Corporation, and he shall perform such other duties as may from time to time be prescribed by the board.

     4.5 Treasurer. The Treasurer shall keep or cause to be kept proper books of account and accounting records with respect to all financial and other transactions of the Corporation and, under the direction of the board, shall control the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. He shall render to the board at the meetings thereof, or whenever required of him, an account of all his transactions as Treasurer and of the financial position of the Corporation and he shall perform such other duties as may from time to time be prescribed by the board.

     4.6 Assistant-Secretary and Assistant-Treasurer. The Assistant-Secretary and the Assistant-Treasurer or, if more than one, the Assistant-Secretaries and the Assistant-Treasurers, shall respectively perform all the duties of the Secretary and Treasurer in the absence or disability of the Secretary or Treasurer, as the case may be. The Assistant-Secretary and the Assistant-Treasurer shall also have such powers and duties as may from time to time be assigned to them by the board.

     4.7 General Manager. The General Manager, if one be appointed, shall have full authority, subject to the authority of the board of directors and the supervision of the President, to manage and direct the business and affairs of the Corporation and to appoint and remove all officers, employees and agents of the Corporation not elected or appointed directly by the board, and to settle the terms of their employment and remuneration. If and so long as the General Manager is a director, he may, but need not, be known as the Managing Director.

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     4.8 Chairman of the Board. The directors may from time to time appoint a
Chairman of the Board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the President, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. The Chairman of the Board shall act as chairman of all directors and shareholders meetings at which he is present. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

     4.9 Power and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

     4.10 Duties may be Delegated. In case of the absence or inability to act of the President, a Vice-President or any other officer of the Corporation or for any other reason that the board may deem sufficient, the board may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

     4.11 Remuneration and Removal. The board may determine the remuneration to be paid to the directors, officers, agents and employees of the Corporation. Any officer, agent or employee of the Corporation may receive such remuneration as may be determined notwithstanding the fact that he is a director or shareholder of the Corporation. The board may by resolution award special remuneration to any officer of the Corporation undertaking any special work or service for, or undertaking any special mission on behalf of the Corporation other than routine work ordinarily required of such office. If any director or officer of the Corporation shall be employed by or shall perform services for the Corporation otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a corporation which is employed by or performs services for the Corporation, the fact of his being a director or officer of the Corporation shall not disentitle such director or officer or such firm or corporation, as the case may be, from receiving proper remuneration for such services. All officers, in the absence of written agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause. Until such removal each officer shall hold office until his successor is elected or appointed or until his earlier resignation.

     4.12 Agents and Attorneys. The board shall have power from time to time to appoint agents or attorneys for the Corporation in or out of Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

     4.13 Fidelity Bonds. The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their duties, in such form and with such surety as the board may from time to time prescribe, but no director shall be liable for failure to require any bond or for the insufficiency of any bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

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                                    ARTICLE 5
                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

     5.1 Protection of Directors and Officers. Except as otherwise specifically provided in the Act, no director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the board of directors for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom any monies, securities or effects of the Corporation shall be deposited, or for any loss, conversion, misapplication or misappropriation of or damage resulting from any dealings with any monies, securities or other assets belonging to the Corporation or for any loss occasioned by any error of judgment or oversight on his part or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his office or in relation thereto unless the same shall happen by failure to exercise the powers and to discharge the duties of his office honestly, and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise that degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

          Subject to the foregoing, the directors may rely upon the accuracy of any statement or report prepared by the Corporation's auditors or accountants and shall not be responsible or held liable for any loss or damage resulting from the payment of any dividends or otherwise acting upon such statement or report.

          The directors of the Corporation are hereby authorized from time to time to cause the Corporation to give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Corporation and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Corporation by way of security. Any action from time to time taken by the directors under this paragraph shall not require approval or confirmation by the shareholders.

     5.2 Indemnity. Subject to the limitations contained in the Act, the Corporation hereby indemnifies all past, present and future directors and officers of the Corporation, and all persons who are now or may hereafter be, acting or have heretofore acted, at the Corporation's request, as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

          (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

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          (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     5.3 Insurance. Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers against any liability incurred by them in their capacity as directors or officers of the Corporation, or in their capacity as directors or officers of another body corporate where they act or have acted in that capacity at the Corporation's request, as the board may from time to time determine.

                                    ARTICLE 6
                            MEETINGS OF SHAREHOLDERS

     6.1 Annual Meeting. Subject to the Articles and any unanimous shareholder agreement, the annual meeting of the shareholders shall be held at any place within or outside Ontario on such day and at such time as the board, may from time to time determine, for the purpose of hearing and receiving the reports and statements required by the Act to be read to and laid before shareholders at an annual meeting, electing directors, appointing the auditor and fixing or authorizing the board to fix his remuneration, and for the transaction of such other business as may properly be brought before the meeting.

     6.2 Special Meetings. Subject to the Articles and any unanimous shareholder agreement, the board shall have the power at any time to call a special meeting of shareholders to be held at such time on such day and at any place within or outside Ontario as may be determined by the board. The phrase "special meeting of the shareholders" wherever it occurs in this by-law shall include a meeting of any class or classes of shareholders, and the phrase "meeting of shareholders" wherever it occurs in this by-law shall mean and include an annual meeting of shareholders and a special meeting of shareholders.

     6.3 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 9.1, and

          (a) if the Corporation is at the time of such notice offering any of its securities to the public, not less than twenty-one (21) days, and

          (b) if the Corporation is at the time of such notice not offering any of its securities to the public, not less than ten (10) days,

and in any event, not more than fifty (50) days before the date on which the meeting is to be held, to the auditor of the Corporation, to the directors of the Corporation and to each shareholder of record at the close of business on the day on which the notice is given who is entered on the securities register of the Corporation as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting.

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     6.4 List of Shareholders Entitled to Notice. For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to Section 6.5, the shareholders listed shall be those registered at the close of business on a day not later than ten (10) days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where the securities register is kept and at the place where the meeting is held.

     6.5 Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

     6.6 Meetings Without Notice. A meeting of shareholders may be held without notice at any time and place as permitted by the Act:

          (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

          (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

          At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

     6.7 Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

     6.8 Quorum. Two shareholders shall constitute a quorum of any meeting of shareholders, however, in no case shall such quorum consist of less than 33 1/3% of the Corporation's outstanding common voting stock.

     6.9 Right to Vote. Subject to the Act, the articles and Section 6.5 hereof, each person registered as a shareholder of the Corporation at the date of any meeting of shareholders shall be entitled to one vote for each share held.

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     6.10 Representatives. An executor, administrator, committee of a mentally incompetent person, guardian or trustee and where a body corporate is such executor, administrator, committee, guardian or trustee, any person duly appointed by proxy for such body corporate, upon filing with the secretary of the meeting sufficient proof of his appointment, shall represent the shares of the testator, intestate, mentally incompetent person, ward or cestui que trust in his or its stead at all meetings of the shareholders of the Corporation and may vote accordingly as a shareholder in the same manner and to the same extent as the shareholder of record. If there be more than one executor, administrator, committee, guardian or trustee, the provisions of clause 6.12 shall apply.

     6.11 Proxies. Every shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may by means of a proxy appoint a person, who need not be a shareholder, as his nominee to attend and act at the meeting in the manner, to the extent and with the power conferred by the proxy.

          Subject to the Act, a proxy shall be executed by the shareholder or his attorney authorized in writing or, if the shareholder is a body corporate, under its corporate seal, if any, or by an officer or attorney thereof duly authorized.

          A proxy may be in any form which may be prescribed from time to time by the board of directors or which the chairman of the meeting may accept as sufficient, provided that such form complies with the provisions of the Act.

          Proxies shall be deposited with the secretary of the meeting before any vote is cast under the authority thereof or at such earlier time and in such manner as the board may prescribe in accordance with the provisions of the Act. A proxy in the form of a facsimile transmission may also be so deposited.

     6.12 Joint Shareholders. Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such share or shares, but, if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

     6.13 Scrutineer. At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

     6.14 Votes to Govern. Unless otherwise required by the provisions of the Act, the Articles or by-laws of the Corporation, at all meetings of shareholders every question shall be decided by the majority of the votes duly cast on the question.

     6.15 Show of Hands. At all meetings of shareholders every question shall be decided by a show of hands unless a poll thereon is required by the chairman or be demanded by a shareholder present in person or represented by proxy and entitled to vote or unless a poll is required under the provisions of the Act. Upon a show of hands every shareholder present in person or represented by proxy and entitled to vote shall have one vote. After a show of hands has been taken upon any question the chairman may require or any shareholder present in person or represented by proxy and entitled to vote may demand a poll thereon. Whenever a vote by show of hands has been taken upon a question, unless a poll thereon is demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the proceedings at the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceedings in respect of the said question, and the result of the vote so taken shall be the decision of the Corporation in annual or general meeting, as the case may be, upon the question. A demand for a poll may be withdrawn at any time prior to the taking of the poll.

     6.16 Polls. If a poll is required by the chairman of the meeting or under the provisions of the Act or is demanded by any shareholder present in person or represented by proxy and entitled to vote and the demand be not withdrawn, a poll upon the question shall be taken in such manner as the chairman of the meeting directs. Upon a poll each shareholder who is present in person or represented by proxy shall, unless the Articles otherwise provide, be entitled to one vote for each share in respect of which he is entitled to vote at the meeting and the result of the poll shall be the decision of the Corporation in annual or general meeting, as the case may be, upon the question.

     6.17 Casting Vote. In case of an equality of votes at any meeting of shareholders either upon a show of hands or upon a poll the chairman of the meeting shall not be entitled to a second or casting vote.

     6.18 Chairman. Subject to Section 4.8 hereof, the President or, in his absence, a Vice-President who is a director shall preside as Chairman at a meeting of shareholders. If there is no President or such a Vice-President, or if at a meeting, none of them is present within fifteen minutes after the time appointed for holding of the meeting, the shareholders present shall choose a person from their number to be the Chairman.

     6.19 Adjournment of Meetings. The Chairman of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the same from time to time and from place to place, and no notice of such adjournment need be given to the shareholders except as required by the Act. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

     6.20 Resolution in Writing. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act.

     6.21 Only One Shareholder. Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

     6.22 Procedure. At all meetings of shareholders questions of procedure shall be settled by reference to such publication relating to the conduct of company meetings as shall be acceptable to the chairman of the meeting.

                                    ARTICLE 7
                                   SECURITIES

     7.1 Registers. The Corporation shall keep or cause to be kept such registers of security holders and of transfers as required by the Act.

     7.2 Allotment. Subject to the provisions, if any, of the Articles, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares in the capital of the Corporation to such person or persons or class of persons as the board determines by resolution provided that no share shall be issued until it is fully paid as prescribed by the Act.

     7.3 Commissions. The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

     7.4 Share Certificates. Every holder of one or more shares of the Corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 11.4 hereof, provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent or registrar if there is one. Any additional signatures required may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

     7.5 Replacement of Security Certificates. The board or any person designated by the board shall direct the issue of a new security certificate in lieu of and upon cancellation of a security certificate that has been mutilated or in substitution for a security certificate claimed to have been lost, apparently destroyed or wrongfully taken on payment of such fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

     7.6 Transfer Agent and Registrar. The directors may from time to time by resolution appoint or remove a transfer agent and a registrar (who may, but need not be the same individual or body corporate) and one or more branch transfer agents and registrars (who may, but need not be the same individual or body corporate) for the securities of the Corporation and may provide for the transfer of securities in one or more places and may provide that securities will be interchangeably transferable or otherwise.

     7.7 Transfer of Securities. Securities in the capital of the Corporation shall be transferable only on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Corporation in respect thereof by the registered holder of such securities in person or by attorney duly authorized in writing upon surrender for cancellation of the certificate representing such securities properly endorsed or accompanied by a properly executed transfer, subject to the provisions of the Act and subject to the restrictions on transfer (if any) set forth in the Articles.

     7.8 Corporation's Lien on Shares. The Corporation shall have a first and paramount lien upon all the shares registered in the names of each shareholder whether solely or jointly with others for his debts, liabilities and engagements solely or jointly with any other person, to or with the Corporation, whether the periods for payment, fulfilment or discharge thereof have actually arrived or not. Any such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed the registration of a transfer of shares shall operate as a waiver of the Corporation's lien, if any, on such shares. However, the Corporation shall not be entitled to enforce such lien against a transferee of the share who has no actual knowledge of it, unless such lien is noted conspicuously on such share certificate.

          For the purpose of enforcing such lien, the board may sell the shares subject thereto in such manner as it thinks fit; but no sale shall be made until notice in writing of the intention to sell has been served on such shareholder, his executors or administrators, and default has been made by him or them, in payment, fulfilment or discharge of such debts, liabilities or engagements for ten days after the date of mailing of such notice.

          The net proceeds of any such sale shall be applied in or towards satisfaction of the debts, liabilities or engagements, and the residue, if any, paid to such shareholder, his executors or administrators or assigns.

          Upon any such sale in purported exercise of the powers hereinbefore given, the directors may cause the purchaser's name to be entered in the register in respect of the shares sold and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Corporation exclusively.

     7.9 Refusal to Register Transfer. Except in the case of shares listed on a stock exchange recognized by the Ontario Securities Commission, the board may refuse to permit the registration of a transfer of shares in the capital of the Corporation against which the Corporation has a lien until all of the debt represented by that lien has been paid to the Corporation.

     7.10 Joint Shareholders. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof, and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share, but all the joint holders of a share shall be severally as well as jointly liable for the payment of all demands payable in respect thereof.

                                    ARTICLE 8
                              DIVIDENDS AND RIGHTS

     8.1 Dividends. Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

     8.2 Dividend Cheques. A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his last recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address and if more than one address appears on the books of the Corporation in respect of such joint holding the cheque shall be mailed to such of those addresses as is selected by the person mailing such cheque. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

     8.3 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount.

     8.4 Record Date. The board may fix in advance a date preceding by not more than fifty days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for shares in the capital or securities of the Corporation as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, as the case may be, and in every such case only such persons as shall be security holders of record at the close of business on the date so fixed shall be entitled to receive payment of such dividend or to exercise the right to subscribe for securities and to receive the warrant or other evidence in respect of such right, as the case may be, notwithstanding the transfer of any securities after any such record date fixed as aforesaid. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

     8.5 Unclaimed Dividends. Any dividend unclaimed after a period of six (6) years from the date on which the same was declared to be payable shall be forfeited and shall revert to the Corporation.

                                    ARTICLE 9
                                     NOTICES

     9.1 Method of Giving. Any notice, communication or other document to be given by the Corporation to a shareholder, director, officer or auditor of the Corporation shall be sufficiently given if:

          (a) delivered personally to the person to whom it is to be given to the latest address of such person as shown in the records of the Corporation or its transfer agent; or

          (b) if sent by prepaid mail addressed to such address; or

          (c) if sent to such address by any means of transmitted or recorded communication; or

          (d) if sent by telecopier, to the latest telecopier number of the person to whom it is to be given, as shown in the records of the Corporation.

The Secretary or any person authorized by him may change the address or telecopier number on the books of the Corporation of any shareholder in accordance with any information believed by him to be reliable. A notice, communication or document so delivered shall be deemed to have been received by the addressee when it is delivered personally to the address aforesaid; and a notice, communication or document so mailed shall be deemed to have been received by the addressee on the fifth day after mailing; and a notice sent by any means of transmitted or recorded communication shall be deemed to have been received by the addressee when delivered to the appropriate communication company or agency or its representative for dispatch; and a notice sent by telecopier shall be deemed to have been received at the time of transmission; provided however that, notwithstanding the foregoing, in the case of any meeting of directors, verbal notice thereof shall be sufficient notice.

     9.2 Computation of Time. In computing the date when notice must be given under any provision of the Articles or by-laws requiring a specified number of days' notice of any meeting or other event, the period of days shall be deemed to commence the day following the date the notice was given and shall be deemed to terminate at midnight of the last day of the period, except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

     9.3 Omissions and Errors. The accidental omission to give any notice to any shareholder, director, officer or auditor or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

     9.4 Notice to Joint Shareholders. All notices with respect to any shares registered in more than one name may, if more than one address appears on the books of the Corporation in respect of such joint holding, be given to such joint shareholders at such address so appearing as is selected by the person giving such notice, and notice so given shall be sufficient notice to all the holders of such shares.

     9.5 Persons Becoming Entitled by Death or Operation of Law. Every person who by operation of law, transfer, death of a security holder or by any other means whatsoever, becomes entitled to any security, shall be bound by every notice in respect of such security which prior to his name and address being entered on the books of the Corporation was duly given to the person from whom he derives his title to such security.

          On the death of any security holder (not being one of several joint holders of a security) the executors or administrators of such deceased security holder shall be the only persons recognized by the Corporation as having any title to such security.

          Any person becoming entitled to a security in consequence of the death, bankruptcy or insolvency of any shareholder (herein referred to as a person entitled by transmission) shall produce to the Corporation such evidence as may be reasonably required by the board to prove his title and declare in writing his election either to be himself registered as a security holder in respect of the security, or instead of being registered himself, to make such transfer as the deceased or bankrupt person could have made.

          Until any person becoming entitled to any security by transmission has complied with the terms aforesaid, the Corporation may retain any dividend or other payment declared or payable upon such security, and shall not be bound to recognize the title of the person claiming under such transmission.

     9.6 Proof of Service. A certificate of the Secretary or other duly authorized officer of the Corporation in office at the time of the making of the certificate, or of any agent of the Corporation as to facts in relation to the mailing or delivery or sending of any notice to any shareholder, director, officer or auditor shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

     9.7 Waiver of Notice. Any shareholder (or his duly appointed proxy) director, officer or auditor may waive any notice required to be given under any provision of the articles or by-laws of the Corporation or of the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice. Any shareholder (or his duly appointed proxy) may waive any irregularity in any meeting of shareholders.

                                   ARTICLE 10
                        BORROWING POWERS OF THE DIRECTORS

     10.1 Borrowing Power. Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the provisions of the Act, the board may from time to time, without authorization of the shareholders:

          (a) borrow money on the credit of the Corporation;

          (b) issue, reissue, sell or pledge debt obligations of the Corporation;

          (c) give guarantees on behalf of the Corporation to secure performance of an obligation of any person; and

          (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

     10.2 The directors may from time to time authorize any director or directors, officer or officers, employee of the Corporation or other person or persons, whether connected with the Corporation or not, to make arrangements with reference to the monies borrowed or to be borrowed as aforesaid and as to the terms and conditions of the loan thereof and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional debt obligations for any monies borrowed or remaining due by the Corporation as the directors of the Corporation may authorize and generally to manage, transact and settle the borrowing of money by the Corporation.

     10.3 The directors may from time to time authorize any director or directors, officer or officers, employee of the Corporation or other person or persons, whether connected with the Corporation or not, to sign, execute and give on behalf of the Corporation all documents, agreements and promises necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments and the same and all renewals thereof or substitutions therefor so signed shall be binding upon the Corporation.

     10.4 The words "debt obligations" as used in this Section 10 mean bonds, debentures, notes or other similar obligations or guarantees of such an obligation, whether secured or unsecured.

                                   ARTICLE 11
                           BUSINESS OF THE CORPORATION

     11.1 Registered Office. The registered office of the Corporation shall be in the municipality or geographic township within Ontario specified in its Articles, and at such place therein as the directors of the Corporation may from time to time by resolution determine.

     11.2 Corporate Seal. The corporate seal of the Corporation, if any, shall be such seal as the directors of the Corporation may from time to time by resolution adopt.

     11.3 Banking Arrangements. The banking business of the Corporation or any part thereof shall be transacted with such chartered banks, trust companies or other financial institutions as the board may by resolution from time to time determine.

          Cheques on the bank accounts, drafts drawn or accepted by the Corporation, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the board of directors may by resolution from time to time name for that purpose.

          Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of the Corporation's bank account by such officer or officers, person or persons, as the board of directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Corporation's name.

     11.4 Execution of Instruments. Any instruments in writing may be signed in the name of and on behalf of the Corporation by two persons, one of whom holds the office of Chairman of the Board, President, Vice-President or director and the other of whom holds one of the said offices or the office of Secretary or Treasurer and any instrument in writing so signed shall be binding upon the Corporation without any further authorization or formality. In the event that the Corporation has only one officer and director, that person alone may sign any instruments in writing in the name of and on behalf of the Corporation. The board of directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Corporation either to sign instruments in writing generally or to sign specific instruments in writing. The corporate seal, if any, may be affixed to any instruments in writing on the authority of any of the persons named in this section.

          The term "instruments in writing" as used herein shall, without limiting the generality thereof, include contracts, documents, deeds, mortgages, hypothecs, charges, security interests, conveyances, transfers and assignments of property (real or personal, immovable or movable), agreements, tenders, releases, proxies, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities and all paper writings.

     11.5 Investments. In particular, without limiting the generality of the foregoing, execution as provided in Section 11.4 hereof shall be adequate to sell, assign, transfer, exchange, convert or convey any securities, rights and warrants.

     11.6 Voting Securities in Other Companies. All securities carrying voting rights in any other body corporate held from time to time by the Corporation may be voted at all meetings of holders of such securities in such manner and by such person or persons as the board of the Corporation from time to time determines. In the absence of action by the board, the proper signing officers of the Corporation may also from time to time execute and deliver for and on behalf of the Corporation instruments of proxy and arrange for the issuance of voting certificates and other evidence of right to vote in such names as they may determine.

     11.7 Solicitors. Either the President or the Secretary shall have power from time to time to instruct solicitors to institute or defend actions or other legal proceedings for the Corporation without any specific resolution or retainer or instructions from the board provided, however, that the board may give instructions superseding or varying such instructions.

     11.8 Custody of Securities. The directors may from time to time by resolution provide for the deposit and custody of securities of the Corporation.

          All share certificates, bonds, debentures, debenture stock certificates, notes or other obligations or securities belonging to the Corporation, may be issued or held in the name of a nominee or nominees of the Corporation (and if issued or held in the name of more than one nominee shall be held in the names of the nominees jointly with right of survivorship) and may be endorsed in blank with endorsement guaranteed in order to enable transfers to be completed and registration to be effected.

     11.9 Charging Assets. The board may from time to time charge, hypothecate, mortgage or pledge any or all of the assets of the Corporation not only by means of bonds and debentures by way of fixed charge or charges or by way of floating charge or charges, but also by any other instrument or instruments for the purposes of securing any past or existing or new or future liability direct or indirect of the Corporation or for the purpose of securing any bonds, debentures or other securities or liabilities of the Corporation or of any other body corporate.

     11.10 Invalidity of Any Provisions of this By-Law. The invalidity or unenforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

     11.11 Fiscal Year. The fiscal year of the Corporation shall terminate on such day in each year as is from time to time established by the board of directors.

                                   ARTICLE 12
                                 EFFECTIVE DATE

     12.1 Effective Date. This by-law shall come into force when made by the board in accordance with the Act.

     MADE by the board, this * day of *, 2003.


-----------------------------                      -----------------------------
President                                          Secretary

     CONFIRMED by the shareholders, this * day of *, 2003.


                                                   -----------------------------
                                                   Secretary